     As filed with the Securities and Exchange Commission on March 19, 2001
                                                Registration No. 333-__________

=====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                              COMPLETEL EUROPE N.V.
             (Exact name of registrant as specified in its charter)

   AMSTERDAM, THE NETHERLANDS                                 98-0202823
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                          Identification Number)

                                  KRUISWEG 609
                                2132 NA HOOFDDORP
                                 THE NETHERLANDS
                                 31-20-666-1701
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                  COMPLETEL EUROPE N.V. 2000 STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------

                                 JAMES E. DOVEY
                                AGENT FOR SERVICE
                       6300 SOUTH SYRACUSE WAY, SUITE 355
                            ENGLEWOOD, COLORADO 80111
                                 (303) 741-4788
(Name, address, and telephone number, including area code, of agent for service)
                               -------------------

                                   COPIES TO:
                                ANNA LASCAR, ESQ.
                              COMPLETEL EUROPE N.V.
                                2132 NA HOOFDDORP
                                 THE NETHERLANDS
                                00-31-20-666-1701
                               -------------------

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                         PROPOSED                 PROPOSED
           TITLE OF                                  MAXIMUM             MAXIMUM                   MAXIMUM
          SECURITIES                                  AMOUNT             OFFERING                 AGGREGATE          AMOUNT OF
            TO BE                                      TO BE             PRICE PER                 OFFERING          REGISTRATION
          REGISTERED                                REGISTERED (1)       SHARE (2)                 PRICE(2)              FEE
         -----------                               --------------       ----------               ----------         -------------
Ordinary Shares Euro 0.10 nominal value,
to be issued under the CompleTel
Europe N.V. 2000 Stock Option Plan               18,919,960 Shares          $3.375               $63,854,865           $15,964
==================================================================================================================================

(1) This Registration Statement shall also cover any additional Ordinary Shares which become issuable by reason of any stock dividend, stock split, reorganization, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.
(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are the based on the last sale price of an Ordinary Share reported on the Nasdaq National Market on March 14, 2001, in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


                  The following documents and information filed by CompleTel Europe N.V. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission pursuant to Section 13(a) of the Securities and Exchange Act of 1934 (the "Exchange Act");

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

                  (c) The Registrant's current reports on Form 8-K filed on February 23, 2000, April 7, 2000, July 28, 2000, October 27, 2000 and February 27, 2001; and

                  (d) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-30075) filed with the Commission on March 23, 2000, pursuant to Section 12(g) of the Exchange Act.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's Articles of Association include provisions to indemnify the members of the Supervisory Board and the Board of Management against any liabilities resulting from proceedings against such member in connection with such member's actions as a member of the Supervisory Board or the Board of Management, as the case may be, if such member acted in good faith and in a manner he reasonably believed to be in the Registrant's best interests.

                  At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  See the attached Exhibit Index following the signature page.

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

                    (ii) to reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided however, that the undertakings set forth in paragraphs (i) and
         (ii) do not apply if the information required to be included in a post-effective amendments by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in
Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on the 19th day of March, 2001.


                             COMPLETEL EUROPE N.V.,
                             a public limited liability company organized under the laws of The Netherlands


                             By:               *
                                ------------------------------------------------
                             Name:    William H. Pearson
                             Title:   Managing Director, Chief Executive
                                      Officer and President


                             By:                 *
                                ------------------------------------------------
                             Name:    Martin Rushe
                             Title:   Managing Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                                 Title                                 Date
                ---------                                 -----                                 ----
                                           Chief Executive Officer,
By:                   *                         President and Managing Director             March 19, 2001
     -------------------------------            (Principal Executive Officer)
Name:  William H. Pearson

By:                   *                    Managing Director                                March 19, 2001
     -------------------------------
Name:  Martin Rushe

By:                   *                    Managing Director                                March 19, 2001
     -------------------------------
Name:  Hansjorg Rieder

By:                   *                    Chief Financial Officer                          March 19, 2001
     -------------------------------            (Principal Financial Officer)
Name:  David E. Lacey

By:      /s/ John M. Hugo                  Corporate Controller (Principal                  March 19, 2001
     -------------------------------            Accounting Officer)
Name:  John M. Hugo

By:              *                         Supervisory Director and                         March 19, 2001
    --------------------------------            Chairman
Name:  James E. Dovey

                                       5

                Signature                                 Title                                 Date
                ---------                                 -----                                 ----

By:                  *                     Supervisory Director                             March 19, 2001
     -------------------------------
Name:  James C. Allen

By:                   *                    Supervisory Director                             March 19, 2001
     -------------------------------
Name:  Lawrence F. DeGeorge

By:                   *                    Supervisory Director                             March 19, 2001
     -------------------------------
Name:  Paul J. Finnegan

By:                   *                    Supervisory Director                             March 19, 2001
     -------------------------------
Name:  Royce J. Holland

By:                   *                    Supervisory Director                             March 19, 2001
     -------------------------------
Name:  James H. Kirby

By:                   *                    Supervisory Director                             March 19, 2001
     -------------------------------
Name:  James N. Perry, Jr.


         AUTHORIZED U.S. REPRESENTATIVE. Pursuant to the requirements of the Securities act of 1933, this Registration Statement has been signed by the undersigned in the capacity and on the date indicated.


Name                                        Capacity                                          Date
----                                        --------                                          ----
By:              *                          Authorized U.S. Representative                 March 19, 2001
    --------------------------------        for the Registrant
Name:  James E. Dovey


* By:    /s/ John M. Hugo
     ----------------------
Name:  John M. Hugo
Title:  Attorney-in-Fact

                                  EXHIBIT INDEX


                 Exhibit No.  Description
                 -----------  -----------
                    4.1*      Amended Articles of Association of CompleTel
                              Europe N.V.

                    4.2 CompleTel Europe N.V. 2000 Stock Option Plan, as amended December 20, 2000

                    5.1 Opinion of Stibbe Simont Monahan Duhot P.C. regarding the legality of the shares

                    23.1      Consent of Arthur Andersen LLP

                    23.2 Consent of Stibbe Simont Monahan Duhot P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

                    24.1      Power of Attorney

         -------------------
         * Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form F-1 (file no. 333-30834) filed with the Securities and Exchange Commission on March 22, 2000 and incorporated herein by reference.

                                       7